Exhibit 10.42

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of November     , 2008, is made between Unidym, Inc., a Delaware corporation (“Debtor”) and TEL Venture Capital, Inc., a Delaware corporation (“Secured Party”).

Debtor and Secured Party hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Contingent Obligations” means the obligations of Debtor to pay Secured Party under or in connection with the exercise of Secured Party’s put rights (the “Put Rights”) pursuant to Section 5.1 and 5.2 of the Subscription Agreement, including interest that accrues after the commencement by or against Debtor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Event of Default” has the meaning set forth in Section 7.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Partnership and LLC Collateral” has the meaning set forth in Section 5.

“Permitted Lien” means (i) any Lien in favor of Secured Party; (ii) any Lien that is subordinate to the Lien on the Collateral created by this Agreement; (iii) any Liens existing as of the date hereof and disclosed in writing to Secured Party; (iv) Liens (A) upon or in any property acquired or held by Debtor to secure the purchase price of such property or indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) existing on such property at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon; and (v) other Liens which arise in the ordinary course of business and do not materially impair Debtor’s ownership or use of the Collateral or the value thereof.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” means Debtor’s (i) investment property and (ii) Partnership and LLC Collateral, including any ownership interests in any subsidiaries of Debtor.

“Pledged Collateral Agreements” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

“Subscription Agreement” means the Subscription Agreement dated November     , 2008 between Debtor and Secured Party.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest. As security for the payment and performance of the Contingent Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, other goods, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”); provided that Collateral does not include Debtor’s shares in Ensysce Biosciences and the Debtor’s License Agreement dated April 17, 2007 with William Marsh Rice University (the “Rice University Agreement”). This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18 hereof.

SECTION 3 Financing Statements and other Action.

(a) Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to Secured Party, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

(b) Upon request of Secured Party, Debtor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(c) Upon request of Secured Party, Debtor (i) shall cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) shall exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) shall cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any Pledged Collateral.

(d) Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

SECTION 4 Representations and Warranties. Debtor represents and warrants to Secured Party that:

(a) Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

(d) Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; Debtor’s jurisdiction of organization and organizational identification number are set forth in Schedule 1; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

(e) Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(f) All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, that are considered “Collateral” hereunder are set forth in Schedule 1.

(g) To the Debtor’s knowledge, no control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(h) Schedule 3 lists Debtor’s ownership interests in each of its subsidiaries as of the date hereof. Debtor asserts and Secured Party expressly acknowledges that Ensysce Biosciences and Nexeon Medsystems are not subsidiaries.

(i) Debtor is and will be the legal record and beneficial owner of all Pledged Collateral, and has and will have good and marketable title thereto.

(j) Except as disclosed in writing to Secured Party, there are no Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral. To the Debtor’s knowledge, each Pledged Collateral

Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of Debtor, there exists no material violation or material default under any Pledged Collateral Agreement by Debtor or the other parties thereto. Debtor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Pledged Collateral Agreement.

SECTION 5 Covenants. So long as any of the Contingent Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

(d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates.

(e) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(f) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(g) Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral.

(h) If and when Debtor shall obtain rights to any new patents (other than rights to patents under the Rice University Agreement), trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(i) Without limiting the generality of subsection (i), Debtor shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless Debtor provides Secured Party with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration.

(j) At Secured Party’s request, Debtor will use commercially reasonable efforts to obtain from each Person from whom Debtor leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as Secured Party may require, in form and substance satisfactory to Secured Party.

(k) Debtor shall comply with all of its obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder. In the event that Debtor acquires rights in any subsidiary after the date hereof, it shall deliver to Secured Party a completed supplement to Schedule 3, reflecting such new subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to any such subsidiary immediately upon Debtor’s acquisition of rights therein and shall not be affected by the failure of Debtor to deliver any such supplement to Schedule 3.

SECTION 6 Rights of Secured Party; Authorization; Appointment.

(a) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor in respect of its accounts and other rights to payment shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and Secured Party shall have the right, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

(c) Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Contingent Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

SECTION 7 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Debtor shall fail to pay when due any amount payable under the Subscription Agreement following the exercise by the Secured Party of its Put Right.

(b) Any representation or warranty by Debtor under or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made.

(c) Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days from the occurrence thereof.

(d) Debtor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Debtor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Debtor pursuant to the Bankruptcy Code or any such other state or federal law; or Debtor shall be adjudicated a bankrupt, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Debtor’s property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Debtor; or any order for relief shall be entered against Debtor in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

(e) Debtor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by the Note, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (e).

(f) Any material impairment in the value of the Collateral or the priority of Secured Party’s Lien hereunder.

(g) Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn.

(h) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Party as an additional named insured or loss payee).

SECTION 8 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Contingent Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Debtor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b) For the purpose, and solely for the purpose, of enabling Secured Party to exercise its rights and remedies under this Section 8 or otherwise upon the occurrence and during the continuation of any Event of Default under this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral; provided, however, that unless and until there has been an Event of Default, the license granted hereby shall not include any intellectual property Collateral that is owned by a third party and licensed to Debtor, the license of which hereunder would require the approval of or notice to such third party. Upon the occurrence and during the continuation of any Event of Default under this Agreement, Debtor will use commercially reasonable efforts to obtain the approval of such third party or to take any other action reasonable necessary to include such intellectual property Collateral in the license hereunder.

(c) Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Contingent Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Contingent Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Contingent Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d) To the extent Debtor uses the proceeds of any of the Contingent Obligations to purchase Collateral, Debtor’s repayment of the Contingent Obligations shall apply on a “first-in, first-out” basis so that the portion of the Contingent Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

(e) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12 hereof; and second, to the payment of the Contingent Obligations. Any surplus thereof which exists after payment and performance in full of the Contingent Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 9 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Contingent Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Contingent Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 10 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent. Electronic mail may be used only for routine communications, such as distribution of informational documents or documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 11 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12 Costs and Expenses; Indemnification.

(a) Debtor agrees to pay on demand all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) Debtor hereby agrees to indemnify Secured Party, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified

Person, or asserted against any Indemnified Person by any third party or by Debtor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Debtor (the “Indemnified Liabilities”); provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Any amounts payable to Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of 9% per annum or the highest rate permitted by law, if less.

SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 15 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 16 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 18 Termination. Upon payment and performance in full of all Contingent Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

Unidym, Inc.

By	/s/ Arthur L. Swift
CEO and President

1430 O’Brien Drive, Suite G Menlo Park, CA 94025

TEL Venture Capital, Inc.

By	/s/ M. Yamaguchi
Title: President

2953 Bunker Hill Lane, Suite 300 Santa Clara, CA 95054